UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015 (March 11, 2015)

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Musick Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 900-6833
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2015, Harold A. Hurwitz entered into an employment agreement with MRI Interventions, Inc. (the “Company”). Mr. Hurwitz will join the Company initially as Vice President, Finance. As part of an orderly transition, Mr. Hurwitz will then succeed David W. Carlson as the Company’s Chief Financial Officer immediately after the filing of the Company’s Quarterly Report on From 10-Q for the period ending March 31, 2015. Mr. Hurwitz will also succeed Mr. Carlson as the Company’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes. The expected start date of Mr. Hurwitz’s employment is March 30, 2015.

From February 2013 to January 2015, Mr. Hurwitz, age 63, served as Chief Executive Officer and President of Pro-Dex, Inc., a publicly-traded contract engineering and manufacturing company serving the medical device, factory automation and scientific research markets. Mr. Hurwitz also held the positions of Chief Financial Officer, Treasurer and Secretary of Pro-Dex from October 2010, when he joined that company, to January 2015. Between March 2010 and September 2010, Mr. Hurwitz served as an independent consultant, providing service primarily to a molecular diagnostics company. From April 2008 to February 2010, Mr. Hurwitz served as Chief Financial Officer and Vice President of Interventional Spine, Inc., a venture-backed medical device company. Prior to joining Interventional Spine, Mr. Hurwitz served as Principal Consultant with McDermott & Bull, a retained executive search firm, from December 2005 to March 2008, where he led the life science and medical technology practice. Mr. Hurwitz served as an independent consultant from December 2004 to December 2005, with his primary client during that time being Micro Therapeutics, Inc., then a publicly-traded medical device company (subsequently acquired by ev3, Inc., and now a part of Medtronic plc). He was Chief Financial Officer of Micro Therapeutics, Inc. from December 1997 to December 2004. Earlier in his career, Mr. Hurwitz was a Partner with Coopers & Lybrand L.L.P. (now a part of PricewaterhouseCoopers LLP), where he was a Business Assurance Partner, Team Leader of its Orange County Medical Device Practice and an SEC Review Partner. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles. Mr. Hurwitz served as a director of Pro-Dex, Inc. from May 2013 to January 2015. There are no family relationships between Mr. Hurwitz and any of the Company’s directors or executive officers. There are no relationships or related transactions between Mr. Hurwitz and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

The principal terms of Mr. Hurwitz’s employment agreement are summarized below.

Term. The term of Mr. Hurwitz’s employment is expected to begin on March 30, 2015. Mr. Hurwitz’s employment may be terminated by the Company or Mr. Hurwitz at any time, for any reason, with or without cause.

Compensation. Mr. Hurwitz’s base salary is $230,000. In addition, Mr. Hurwitz is eligible to receive an annual target incentive bonus of 30% of his annual base salary, subject to the terms and conditions established by the Company. The amount of the incentive bonus payable to Mr. Hurwitz may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals have been achieved. Any incentive bonus payable for calendar year 2015 will be pro-rated based on Mr. Hurwitz’s start date.

As an inducement to his employment with the Company, Mr. Hurwitz will be granted a non-qualified stock option to purchase up to 450,000 shares of the Company’s common stock. In addition, upon each of the first and second anniversaries of his start date, Mr. Hurwitz will receive additional stock options to purchase 150,000 shares of the Company’s common stock. The exercise price of such options will be equal to the fair market value of the Company’s common stock on the date of grant. The stock options will vest and become exercisable in three equal annual installments, conditioned on Mr. Hurwitz’s continued employment.

In addition, Mr. Hurwitz is: (i) eligible to participate in any incentive compensation, profit participation or extra compensation plan adopted by the Company for its executive officers; and (ii) entitled to participate in any benefit plan from time to time in effect for the Company’s executives and/or employees generally, subject to the eligibility provisions of that plan.

If the Company terminates the employment of Mr. Hurwitz without cause, then Mr. Hurwitz will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date, plus any unreimbursed business expenses he incurred as of the termination date; (ii) any amounts due pursuant to the terms of any award or benefit plans in which he was a participant, in accordance with the terms of such plans; and (iii) an amount equal to 25% of his base salary in effect on the termination date, which will be paid in six semi-monthly installments.

Change of Control Payments. Upon a change of control, as such term is defined in the agreement, any unvested stock options previously granted to Mr. Hurwitz will become fully vested. In addition, if the Company terminates Mr. Hurwitz’s employment without cause within two months prior to or within six months following the change of control, then Mr. Hurwitz will be entitled to receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date, plus unreimbursed business expenses he incurred as of the termination date; (ii) any amounts due pursuant to the terms of any award or benefit plans in which he was a participant, in accordance with the terms of such plans; and (iii) a lump sum amount equal to 50% of his base salary in effect on the termination date.

Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. Prior to his start date, Mr. Hurwitz will also enter into the Company’s standard Non-Disclosure and Proprietary Rights Agreement and Non-Competition Agreement, which agreements will impose on him customary restrictive covenants prohibiting the disclosure of the Company’s confidential information, requiring Mr. Hurwitz to assign inventions discovered in the scope of his employment to the Company, prohibiting him from competing with the Company during the term of his employment and for one year following the termination of his employment (subject to applicable law), and prohibiting him from soliciting the Company’s employees, consultants and contractors during the term of his employment and for two years following the termination of his employment.

Indemnification. The Company will also enter into its standard form of indemnification agreement with Mr. Hurwitz (the “Indemnification Agreement”) as an officer of the Company. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Hurwitz under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company, any subsidiary of the Company or any other company or enterprise to which he provides services at the Company’s request.

As previously reported, the Company is consolidating key functions into its Irvine, California headquarters. In connection with that transition process, the Company is closing its Memphis, Tennessee office. The Company will not retain any of its Memphis-based employees, which includes, among others, Kimble L. Jenkins, David W. Carlson, and Oscar L. Thomas, the Company’s Vice President, Business Affairs. Mr. Hurwitz, who will be based in the Company’s Irvine facility, is joining the Company as part of the ongoing transition process. The Company expects the transition process to be completed in May 2015. Although Mr. Jenkins will cease to be an employee of the Company during the transition, Mr. Jenkins will continue to serve on the Company’s Board of Directors. In addition, following the termination of his employment, Mr. Jenkins may serve as a consultant to the Company for some period of time.

Item 7.01.	Regulation FD Disclosure.

On March 17, 2015, the Company issued a press release announcing the Company’s hiring of Mr. Hurwitz. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: March 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated March 17, 2015